Exhibit 99.1

Press Release
Source:     BNC Bancorp

Contact:    Richard D. Callicutt II        David B. Spencer
President and CEO        Senior Executive Vice President and CFO
336-869-9200            336-869-9200

BNC Bancorp Announces Receipt of Merger Regulatory Approvals

HIGH POINT, NC - June 3, 2016 - BNC Bancorp (the “Company,” NASDAQ: BNCN), the holding company for Bank of North Carolina, today announced it has received all the necessary regulatory approvals from the Federal Reserve Board, the Federal Deposit Insurance Corporation (“FDIC”), the North Carolina Officer of the Commissioner of Banks and the South Carolina State Board of Financial Institutions for the previously announced merger transaction between the Company and Southcoast Financial Corporation (NASDAQ: SOCB), the holding company for Southcoast Community Bank. The transaction has also been approved by the shareholders of Southcoast. The Company expects to close the transaction on June 17, 2016.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with total assets of $5.70 billion as of March 31, 2016. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 62 current banking offices in Virginia, North and South Carolina. The Bank’s 18 locations in South Carolina and nine locations in Virginia operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN." The Company’s website is www.bncbancorp.com.

Forward Looking Statements

Statements in this news release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect BNC Bancorp’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.